Exhibit 99.1

Femasys Announces Financial Results for Year Ended December 31, 2023 and Provides Corporate Update

-- Following FDA Clearance of FemaSeed®, Company Secures Capital to Support Commercial Initiatives; Cash Expected to Fund Operations Into 2H 2025 --

ATLANTA, March 28, 2024 -- Femasys Inc. (NASDAQ: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible and innovative therapeutic and diagnostic products, announces financial results for the year ended December 31, 2023 and provides a corporate update.

Corporate Highlights from 4Q 2023 to date

•	Company announced positive topline data from pivotal trial for FDA-cleared FemaSeed® for the treatment of infertility
•	Following FDA clearance of FemaSeed, the Company’s revolutionary approach to artificial insemination, Femasys announced completion of enrollment in pivotal trial in support of commercial launch
•	Activated enrollment for remaining clinical sites of initial phase of pivotal trial for FemBloc®, the Company’s proprietary solution for permanent non-surgical birth control
•	Appointed Richard Spector as Chief Commercial Officer and James Liu, M.D. as Chief Medical Officer

“The end of 2023 marked a significant milestone for the Company as we achieved the FDA clearance of FemaSeed, enabling it to become a first-line accessible and cost-effective therapeutic option for couples and women experiencing infertility. We also announced positive topline data for the product’s pivotal trial earlier this month, revealing that 24% of women in the severe male factor cohort became pregnant after receiving FemaSeed.  Notably, the majority of women who became pregnant did so after the first FemaSeed procedure,” said Femasys’ CEO Kathy Lee-Sepsick. “Our focus is now on executing on commercialization of FemaSeed and our other available products, as well as advancing the clinical pivotal trial for FemBloc. We believe we have sufficient cash to fund operations into the second half of 2025, allowing us to continue our track record of achieving our stated milestones. Women’s healthcare is severely underserved, and we are proud to be a pioneer in developing innovative solutions that are purposely engineered to be safe, effective and affordable.”

Financial Results for Year Ended December 31, 2023

•	Research and Development expenses increased by $1,394,946 to $7,208,701 in 2023 from $5,813,755 in 2022
•	Sales decreased by $134,248 to $1,071,970 in 2023 from $1,206,218 in 2022
•
Net loss was $14,247,124 or $0.93 per basic and diluted share attributable to common stockholders, for the year ended December 31, 2023, compared to net loss of $11,394,170, or $0.96 per basic and diluted share attributable to common stockholders, for the year ended December 31, 2022

•
Cash and cash equivalents as of December 31, 2023 was $21,716,077 and the Company had an accumulated deficit of $108,381,629. The Company expects, based on its current operating plan, that its existing cash and cash equivalents will be sufficient to fund its ongoing operations into the second half of 2025

For more information, please refer to the Company’s Form 10-K filed March 28, 2024, which can be accessed on the SEC website.

FEMASYS INC.
Balance Sheets
(unaudited)

Assets	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$21,716,077	12,961,936
Accounts receivable, net	98,906	77,470
Inventory, net	667,118	436,723
Prepaid and other current assets	695,879	655,362
Total current assets	23,177,980	14,131,491
Property and equipment, at cost:
Leasehold improvements	1,212,417	1,195,637
Office equipment	47,308	99,344
Furniture and fixtures	414,303	419,303
Machinery and equipment	2,559,356	2,572,243
Construction in progress	423,077	413,843
	4,656,461	4,700,370
Less accumulated depreciation	(3,545,422)	(3,217,319)
Net property and equipment	1,111,039	1,483,051
Long-term assets:
Lease right-of-use assets, net	2,380,225	319,557
Intangible assets, net of accumulated amortization	—	3,294
Other long-term assets	1,086,581	958,177
Total long-term assets	3,466,806	1,281,028

Total assets	$27,755,825	16,895,570

(continued)

FEMASYS INC.
Balance Sheets
(unaudited)

Liabilities and Stockholders’ Equity	December 31, 2023	December 31, 2022
Current liabilities:
Accounts payable	$1,137,823	510,758
Accrued expenses	1,444,296	456,714
Note payable	—	141,298
Clinical holdback – current portion	65,300	45,206
Lease liabilities – current portion	406,636	373,833
Total current liabilities	3,054,055	1,527,809
Long-term liabilities:
Clinical holdback – long-term portion	54,935	96,658
Convertible notes payable, net (including related parties)	4,258,179	—
Lease liabilities – long-term portion	2,036,067	28,584
Total long-term liabilities	6,349,181	125,242
Total liabilities	9,403,236	1,653,051
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par, 200,000,000 authorized, 21,774,604 shares issued and 21,657,381 outstanding as of December 31, 2023; and 11,986,927 shares issued and 11,869,704 outstanding as of December 31, 2022

	21,775	11,987
Treasury stock, 117,223 common shares	(60,000)	(60,000)
Warrants	2,787,137	567,972
Additional paid-in-capital	123,985,306	108,857,065
Accumulated deficit	(108,381,629)	(94,134,505)

Total stockholders’ equity	18,352,589	15,242,519

Total liabilities and stockholders’ equity	$27,755,825	16,895,570

FEMASYS INC.
Statements of Comprehensive Loss
(unaudited)

	December 31, 2023	December 31, 2022
Sales	$1,071,970	1,206,218
Cost of sales (excluding depreciation expense)	380,069	441,938

Operating expenses:
Research and development	7,208,701	5,813,755
Sales and marketing	650,126	558,852
General and administrative	6,858,008	5,430,704
Depreciation and amortization	483,481	561,233
Total operating expenses	15,200,316	12,364,544
Loss from operations	(14,508,415)	(11,600,264)
Other income (expense):
Interest income	431,019	228,164
Interest expense	(165,390)	(13,464)
Other expense	—	(2,306)
Total other income	265,629	212,394
Loss before income taxes	(14,242,786)	(11,387,870)
Income tax expense	4,338	6,300

Net loss	$(14,247,124)	(11,394,170)

Net loss attributable to common stockholders, basic and diluted	$(14,247,124)	(11,394,170)
Net loss per share attributable to common stockholders, basic and diluted	$(0.93)	(0.96)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	15,384,376	11,815,019

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. Femasys’ FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. Femasys’ FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. The Company’s diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, when filed, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Gene Mannheimer
IR@femasys.com

Media Contact:
Kati Waldenburg
Media@femasys.com